Exhibit 99.1
News Release
FIS Reports Third Quarter 2017 Results

•	GAAP revenue of $2.2 billion

•	Diluted EPS from continuing operations of $0.18, and Adjusted EPS of $1.18

•	Net cash provided by operating activities of $534 million, and free cash flow of $402 million

JACKSONVILLE Fla., Oct. 31, 2017 - FIS™ (NYSE:FIS), a global leader in financial services technology, today reported third quarter 2017 results. The Company’s GAAP results were impacted by the recent divestiture of its consulting businesses and costs incurred in connection with its European debt offering. GAAP revenue decreased 4.8 percent to $2,198 million from $2,309 million in the prior year quarter. Operating income decreased to $388 million for the quarter, from $398 million in the prior year quarter, while operating income margin expanded 50 basis points to 17.7 percent. Net earnings from continuing operations attributable to common stockholders was $61 million for the quarter, or $0.18 per diluted share, compared to $0.56 per diluted share in the prior year quarter.

For the third quarter, organic revenue increased 0.8 percent. Adjusted EBITDA, which is impacted by the recent divestiture of our consulting businesses, decreased to $760 million for the quarter, from $766 million in the prior year quarter, while adjusted EBITDA margin expanded 180 basis points to 34.5 percent. Adjusted net earnings from continuing operations attributable to common stockholders was $397 million for the quarter, or $1.18 per diluted share, compared to $1.00 per diluted share in the prior year quarter.

“Our emphasis on operational effectiveness enabled us to exceed our expected earnings goal for the quarter,” said Gary Norcross, FIS president and chief executive officer. “We remain focused on our long-term strategy of investing for growth, serving our clients and driving sustained value for our shareholders.”

Segment Information

•	Integrated Financial Solutions (IFS):

GAAP revenue increased 0.5 percent to $1,120 million from $1,114 million in the prior year quarter. Organic revenue increased 1.3 percent. Adjusted EBITDA increased to $458 million from $453 million in the prior year quarter, and adjusted EBITDA margin was 40.9 percent.

•	Global Financial Solutions (GFS):

GAAP revenue decreased 6.7 percent to $997 million from $1,068 million in the prior year quarter. Organic revenue increased 2.5 percent. Adjusted EBITDA increased to $359 million from $343 million in the prior year quarter, and adjusted EBITDA margin was 36.0 percent.

•	Corporate / Other:

GAAP revenue decreased 36.2 percent to $81 million compared to $127 million in the prior year quarter. Organic revenue decreased 20.6 percent. Adjusted EBITDA loss was $57 million and is inclusive of $75 million of corporate expenses.

Balance Sheet and Cash Flow

As of Sept. 30, 2017, cash and cash equivalents totaled $720 million and debt outstanding totaled $9.1 billion. Third quarter net cash provided by operating activities was $534 million and free cash flow was $402 million.

The Company paid dividends totaling $97 million in the third quarter.

Updating Full-Year 2017 Guidance

•	Consolidated GAAP revenue flat to down 1 percent;

–	IFS GAAP revenue growth of 2 to 2.5 percent; and

–	GFS GAAP revenue flat to down 1 percent

•	Consolidated organic revenue growth of 2 to 3 percent;

–	IFS organic revenue growth of 2.5 to 3 percent; and

–	GFS organic revenue growth of 4 to 5 percent

•	Adjusted EBITDA of $3,040 million to $3,065 million

•	Adjusted EPS of $4.38 to $4.43, representing growth of 15 to 16 percent

FIS has not provided a reconciliation of the foregoing forward-looking guidance to the most comparable GAAP measures for Adjusted EBITDA or Adjusted EPS because such measures are not available at this time without unreasonable efforts. The significant impact of the SunGard acquisition, including among other things, the timing and amount of integration and severance costs, and the transition of systems, facilities and personnel, make it difficult to provide meaningful and comparable GAAP guidance.

Webcast

FIS will sponsor a live webcast of its earnings conference call with the investment community beginning at 8:30 a.m. (EDT) Tues., Oct. 31, 2017. To access the webcast, go to the Investor Relations section of FIS’ homepage, www.fisglobal.com. A replay will be available after the conclusion of the live webcast.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures.

These non-GAAP measures include adjusted revenue, EBITDA, adjusted EBITDA, adjusted EBITDA margin, constant currency revenue, organic revenue growth, adjusted net earnings from continuing operations (including per share amounts), adjusted cash flow from operations and free cash flow. These non-GAAP measures may be used in this release and/or in the attached supplemental financial information.

We believe these non-GAAP measures help investors better understand the underlying fundamentals of our business. As further described below, the non-GAAP revenue and earnings measures presented eliminate items management believes are not indicative of FIS’s core operating performance. The “constant currency” and “organic revenue” measures adjust for the effects of exchange rate fluctuations, while organic revenue also adjusts for acquisitions and divestitures, giving investors further insight into our core performance. Finally, the non-GAAP cash flow measures provide further information about the ability of our business to generate cash. For these reasons, management also uses these non-GAAP measures in its assessment and management of FIS’ performance.

Adjusted revenue consists of processing and services revenue, increased to reverse the purchase accounting deferred revenue adjustment made upon the acquisition of SunGard. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP but was not recognized due to GAAP purchase accounting adjustments. The deferred revenue adjustment in purchase accounting was made entirely in the Corporate and Other segment; reported GAAP results for the IFS and GFS segments are not affected by this adjustment and, therefore, no adjusted revenue is presented for these segments.

EBITDA reflects earnings from continuing operations before interest, taxes, depreciation and amortization.

Adjusted EBITDA excludes certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason,

Adjusted EBITDA, as it relates to our segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K.

Adjusted EBITDA margin reflects adjusted EBITDA divided by adjusted revenue.

Constant currency revenue represents (i) adjusted revenue in respect of the consolidated results and the corporate and other segment and (ii) reported revenue in respect of the IFS and GFS segments, in each case excluding the impact of fluctuations in foreign currency exchange rates in the current period.

Organic revenue growth is constant currency revenue, as defined above, for the current period compared to an adjusted revenue base for the prior period, which is further adjusted to exclude the impact of any acquisitions and divestitures by FIS during the applicable reporting period.

Adjusted net earnings from continuing operations excludes the impact of certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. It also excludes the impact of acquisition-related purchase accounting amortization, which is recurring.

Adjusted net earnings per diluted share, or Adjusted EPS, reflects adjusted net earnings from continuing operations divided by weighted average diluted shares outstanding.

Adjusted cash flow from operations reflects GAAP cash flow from operations as adjusted for the net change in settlement assets and obligations, and excludes certain transactions that are closely associated with non-operating activities or are otherwise non-operational in nature and not indicative of future operating cash flows.

Free cash flow reflects adjusted cash flow from operations less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the specific adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS web site, www.fisglobal.com.

About FIS

FIS is a global leader in financial services technology, with a focus on retail and institutional banking, payments, asset and wealth management, risk and compliance, and outsourcing solutions. Through the depth and breadth of our solutions portfolio, global capabilities and domain expertise, FIS serves more than 20,000 clients in over 130 countries. Headquartered in Jacksonville, Fla., FIS employs more than 53,000 people worldwide and holds leadership positions in payment processing, financial software and banking solutions. Providing software, services and outsourcing of the technology that empowers the financial world, FIS is a Fortune 500 company and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Follow FIS on Facebook (facebook.com/FIStoday) and Twitter (@FISGlobal).

Forward-Looking Statements

This news release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance of the Company, business and market conditions, outlook, foreign currency exchange rates, expected dividends and share repurchases, the Company’s sales pipeline and anticipated profitability and growth, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include, without limitation:

•	the risk that acquired businesses will not be integrated successfully, or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and other synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected;

•	the risk of doing business internationally;

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, changes in either or both the United States and international lending, capital and financial markets, and currency fluctuations;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•
the risk that implementation of software (including software updates) for customers or at customer locations may result in the corruption or loss of data or customer information, interruption of business operations, exposure to liability claims or loss of customers;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•
competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;

•	the failure to innovate in order to keep up with new emerging technologies could impact our solutions including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers; and

•	other risks detailed under “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.
###

For More Information

Ellyn Raftery, 904.438.6083	Peter Gunnlaugsson, 904.438.6603
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Corporate Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	pete.gunnlaugsson@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
October 31, 2017

Exhibit A	Condensed Consolidated Statements of Earnings - Unaudited for the three and nine months ended September 30, 2017 and 2016

Exhibit B	Condensed Consolidated Balance Sheets - Unaudited as of September 30, 2017 and December 31, 2016

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the nine months ended September 30, 2017 and 2016

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three and nine months ended September 30, 2017 and 2016

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and nine months ended September 30, 2017 and 2016

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

Exhibit A

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Processing and services revenues	$2,198	$2,309	$6,794	$6,795
Cost of revenues	1,483	1,527	4,677	4,680
Gross profit	715	782	2,117	2,115
Selling, general and administrative expenses	327	384	1,110	1,250
Operating income	388	398	1,007	865
Other income (expense):
Interest expense, net	(84)	(98)	(267)	(284)
Other income (expense), net	(182)	(6)	(123)	(8)
Total other income (expense), net	(266)	(104)	(390)	(292)
Earnings from continuing operations before income taxes and equity method investment earnings	122	294	617	573
Provision for income taxes	51	103	262	200
Equity method investment earnings	—	—	—	—
Earnings from continuing operations, net of tax	71	191	355	373
Earnings (loss) from discontinued operations, net of tax	—	—	—	1
Net earnings	71	191	355	374
Net earnings attributable to noncontrolling interest	(10)	(6)	(24)	(13)
Net earnings attributable to FIS common stockholders	$61	$185	$331	$361
Net earnings per share-basic from continuing operations attributable to FIS common stockholders	$0.18	$0.57	$1.00	$1.11
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders	—	—	—	—
Net earnings per share-basic attributable to FIS common stockholders	$0.18	$0.57	$1.00	$1.11
Weighted average shares outstanding-basic	331	326	330	325
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders	$0.18	$0.56	$0.99	$1.09
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders	—	—	—	—
Net earnings per share-diluted attributable to FIS common stockholders	$0.18	$0.56	$0.99	$1.10
Weighted average shares outstanding-diluted	336	330	335	329
Amounts attributable to FIS common stockholders:
Net earnings from continuing operations	$61	$185	$331	$360
Net earnings (loss) from discontinued operations	—	—	—	1
Net earnings attributable to FIS common stockholders	$61	$185	$331	$361

Amounts in table may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$720	$683
Settlement deposits	479	520
Trade receivables, net	1,598	1,639
Settlement receivables	199	175
Other receivables	72	65
Prepaid expenses and other current assets	256	236
Deferred income taxes	—	101
Assets held for sale	—	863
Total current assets	3,324	4,282
Property and equipment, net	576	626
Goodwill	13,699	14,178
Intangible assets, net	4,089	4,664
Computer software, net	1,706	1,608
Deferred contract costs, net	350	310
Other noncurrent assets	550	363
Total assets	$24,294	$26,031

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,064	$1,146
Settlement payables	671	714
Deferred revenues	627	680
Current portion of long-term debt	296	332
Liabilities held for sale	—	279
Total current liabilities	2,658	3,151
Long-term debt, excluding current portion	8,813	10,146
Deferred income taxes	2,305	2,484
Deferred revenues	22	19
Other long-term liabilities	407	386
Total liabilities	14,205	16,186
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	4	4
Additional paid in capital	10,495	10,380
Retained earnings	3,341	3,299
Accumulated other comprehensive earnings (loss)	(340)	(331)
Treasury stock, at cost	(3,515)	(3,611)
Total FIS stockholders’ equity	9,985	9,741
Noncontrolling interest	104	104
Total equity	10,089	9,845
Total liabilities and equity	$24,294	$26,031

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Nine months ended September 30,
	2017	2016
Cash flows from operating activities:
Net earnings	$355	$374
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,033	876
Amortization of debt issue costs	15	14
Gain on sale of businesses	(55)	—
Loss on extinguishment of debt	192	—
Stock-based compensation	86	101
Deferred income taxes	(197)	(125)
Excess income tax benefit from exercise of stock options	—	(26)
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade receivables	(105)	126
Settlement activity	(27)	(4)
Prepaid expenses and other assets	(20)	(32)
Deferred contract costs	(121)	(94)
Deferred revenue	(70)	121
Accounts payable, accrued liabilities and other liabilities	(7)	11
Net cash provided by operating activities	1,079	1,342

Cash flows from investing activities:
Additions to property and equipment	(98)	(110)
Additions to computer software	(350)	(336)
Proceeds from sale of businesses	1,307	—
Other investing activities, net	(3)	(4)
Net cash provided by (used in) investing activities	856	(450)

Cash flows from financing activities:
Borrowings	7,900	5,763
Repayment of borrowings and capital lease obligations	(9,594)	(6,429)
Debt issuance costs	(13)	(20)
Excess income tax benefit from exercise of stock options	—	26
Proceeds from exercise of stock options	168	88
Treasury stock activity	(46)	(27)
Dividends paid	(289)	(255)
Distribution to Brazilian venture partner	(23)	(20)
Other financing activities, net	(36)	(17)
Net cash used in financing activities	(1,933)	(891)

Effect of foreign currency exchange rate changes on cash	35	18

Net increase in cash and cash equivalents	37	19
Cash and cash equivalents, at beginning of period	683	682
Cash and cash equivalents, at end of period	$720	$701

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

				Exhibit D

	Three months ended September 30, 2017
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,120	$997	$81	$2,198
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	2	2
Adjusted revenue	$1,120	$997	$83	$2,200

	Nine months ended September 30, 2017
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$3,430	$3,092	$272	$6,794
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	6	6
Adjusted revenue	$3,430	$3,092	$278	$6,800

	Three months ended September 30, 2016
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,114	$1,068	$127	$2,309
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	37	37
Adjusted revenue	1,114	1,068	164	2,346

	Nine months ended September 30, 2016
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$3,379	$3,106	$310	$6,795
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	177	177
Adjusted revenue	3,379	3,106	487	6,972

(1)	See note (3) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ORGANIC REVENUE GROWTH — UNAUDITED
(In millions)

						Exhibit D (continued)

	Three months ended September 30,
	2017			2016
			Constant
	Adjusted		Currency	Adjusted	In Year	Adjusted	Organic
	Revenue (1)	FX	Revenue	Revenue (1)	Adjustments (2)	Base	Growth (3)
Integrated Financial Solutions	$1,120	$—	$1,120	$1,114	$(9)	$1,105	1.3%
Global Financial Solutions	997	(10)	987	1,068	(105)	963	2.5%
Corporate and Other	83	—	83	164	(60)	104	(20.6)%
Total	$2,200	$(10)	$2,190	$2,346	$(174)	$2,172	0.8%

	Nine months ended September 30,
	2017			2016
			Constant
	Adjusted		Currency	Adjusted	In Year	Adjusted	Organic
	Revenue (1)	FX	Revenue	Revenue (1)	Adjustments (2)	Base	Growth (3)
Integrated Financial Solutions	$3,430	$2	$3,432	$3,379	$(9)	$3,370	1.8%
Global Financial Solutions	3,092	(2)	3,090	3,106	(110)	2,996	3.2%
Corporate and Other	278	1	279	487	(160)	327	(14.8)%
Total	$6,800	$1	$6,801	$6,972	$(279)	$6,693	1.6%

(1)	See Note (3) to Exhibit E.

(2)
In year adjustments primarily include removing revenue from the PS&E and Capco consulting business and risk and compliance consulting business divestitures, as well as removing revenue from other businesses divested by FIS.

(3)	Organic growth percentages are calculated utilizing more precise amounts than the rounding to millions included in the tables above.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CASH FLOW MEASURES — UNAUDITED
(In millions)

Exhibit D (continued)

	Three months ended	Nine months ended
	September 30, 2017	September 30, 2017
Net cash provided by operating activities	$534	$1,079
Non-GAAP adjustments:
Acquisition, integration and severance payments (2)	11	74
Tax payments on divestitures (3)	—	312
Settlement activity	8	27
Adjusted cash flows from operations	553	1,492
Capital expenditures	(151)	(448)
Free cash flow	$402	$1,044

	Three months ended	Nine months ended
	September 30, 2016	September 30, 2016
Net cash provided by operating activities	$522	$1,342
Non-GAAP adjustments:
Capco acquisition related payments (1)	—	20
Acquisition, integration and severance payments (2)	51	135
Settlement activity	6	4
Adjusted cash flows from operations	579	1,501
Capital expenditures	(153)	(446)
Free cash flow	$426	$1,055

Free cash flow reflects adjusted cash flow from operations less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

(1)
Adjusted cash flow from operations and free cash flow for the nine months ended September 30, 2016 excludes payments for contingent purchase price and the New Hires and Promotions Incentive Plan associated with the 2010 acquisition of Capco. In accordance with the accounting guidance, contingent purchase price payments are included in financing activities on the Condensed Consolidated Statements of Cash Flows only to the extent they represent the original liability established at the acquisition date. Payments related to subsequent adjustments to the contingent purchase price are included in the net cash provided by operating activities.

(2)
Adjusted cash flow from operations and free cash flow for the three and nine months ended September 30, 2017 and 2016 excludes cash payments for certain acquisition, integration and severance expenses, net of related tax impact. The related tax impact totaled $9 million and $27 million for the three months and $54 million and $70 million for the nine months ended September 30, 2017 and 2016, respectively.

(3)
Adjusted cash flow from operations excludes the second quarter tax payment related to the gain on the sale of PS&E and other divestitures, which were recognized during the first and second quarters of 2017.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions)

Exhibit E

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016

Net earnings from continuing operations attributable to FIS	$61	$185	$331	$360
Provision for income taxes	51	103	262	200
Interest expense, net	84	98	267	284
Other, net	192	12	147	21

Operating income, as reported	388	398	1,007	865
FIS depreciation and amortization from continuing operations, excluding purchase accounting amortization	163	148	482	431
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	185	144	551	445
Acquisition, integration and severance (2)	22	39	141	181
Acquisition deferred revenue adjustment (3)	2	37	6	177
Adjusted EBITDA	$760	$766	$2,187	$2,099

(1)See note (1) to Exhibit E.
(2)See note (2) to Exhibit E.
(3)See note (3) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions)

Exhibit E (continued)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016

Earnings from continuing operations before income taxes and equity method investment earnings	$122	$294	$617	$573
Provision for income taxes	51	103	262	200
Net earnings attributable to noncontrolling interest	(10)	(6)	(24)	(13)
Net earnings from continuing operations attributable to FIS	61	185	331	360
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	185	144	551	445
Acquisition, integration and severance (2)	22	39	141	181
Acquisition deferred revenue adjustment (3)	2	37	6	177
Loss (gain) on sale of businesses (4)	33	—	(55)	—
Debt financing activities (5)	167	4	196	4
Provision for income taxes on non-GAAP adjustments	(73)	(78)	(145)	(282)
Total non-GAAP adjustments	336	146	694	525
Adjusted net earnings (loss) from continuing operations, net of tax	$397	$330	$1,025	$885

Net earnings per share - diluted from continuing operations attributable to FIS common stockholders	$0.18	$0.56	$0.99	$1.09
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	0.55	0.44	1.64	1.35
Acquisition, integration and severance (2)	0.07	0.12	0.42	0.55
Acquisition deferred revenue adjustment (3)	0.01	0.11	0.02	0.54
Loss (gain) on sale of businesses (4)	0.10	—	(0.16)	—
Debt financing activities (5)	0.50	0.01	0.59	0.01
Provision for income taxes on non-GAAP adjustments	(0.22)	(0.24)	(0.43)	(0.86)
Adjusted net earnings (loss) per share - diluted from continuing operations attributable to FIS common stockholders	$1.18	$1.00	$3.06	$2.69

Weighted average shares outstanding-diluted	336	330	335	329

Amounts in table may not sum due to rounding.

(1)See note (1) to Exhibit E.
(2)See note (2) to Exhibit E.
(3)See note (3) to Exhibit E.
(4)See note (4) to Exhibit E.
(5)See note (5) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three and nine months ended September 30, 2017 and 2016.

The adjustments are as follows:

(1)
This item represents purchase price amortization expense on all intangible assets acquired through various Company acquisitions, including customer relationships, contract value, trademarks and tradenames, and non-compete agreements.

(2)	This item represents certain costs and other transactions which management deems non-operational primarily related to integration and severance activity from the SunGard acquisition.

(3)
This item represents the impact of the purchase accounting adjustment to reduce SunGard's deferred revenues to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP if the acquisition had not occurred, but was not recognized due to GAAP purchase accounting requirements.

(4)
This item represents the pre-tax loss on the sale of the Capco consulting business and risk and compliance consulting business ("Capco") during the third quarter of 2017. It also includes the pre-tax gain on the sale of the Public Sector and Education ("PS&E") businesses and other divestitures during the first half of 2017.

(5)
This item represents a pre-tax charge upon extinguishment of approximately $167 million in tender premiums and the write-off of previously capitalized debt issuance costs on the repurchased of approximately $2,000 million in aggregate principal of debt securities during the 2017 third quarter. The year to date amount also includes the write-off of certain previously capitalized debt issuance costs, the payment of an $18 million bond premium associated with the early redemption of our senior notes due March 2022 during March 2017 and other costs related to debt refinancing.